Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

INSTRUCTIONS TO RIGHTS EXERCISE FORM FOR REGISTERED HOLDERS

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

[DATE], 2010 (the “Rights Offering Deadline”).

Please leave sufficient time for your

Rights Exercise Form to reach the Subscription Agent.

To Shareholders:

On August 4, 2010, Chemtura Corporation and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (as may be modified, amended or supplemented from time to time, the “Plan”) and the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Chemtura Corporation, et al. (the “Disclosure Statement”).2

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

[2]	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Disclosure Statement.

On August 4, 2010, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order: (a) authorizing the Debtors to solicit acceptances for the Plan; (b) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; (c) approving the solicitation materials and documents to be included in the solicitation packages (the “Solicitation Packages”); (d) approving the accompanying Rights Offering Procedures (the “Rights Offering Procedures”); and (e) approving procedures for soliciting, receiving and tabulating votes on the Plan and for filing objections to the Plan.

Because of the nature and treatment of your shares of common stock or equivalent Interest in Chemtura Corporation under the Plan, you, as an Eligible Holder, are entitled to receive the right, but not the obligation, to purchase your Pro Rata share of 7.38 million shares of New Common Stock pursuant to the attached rights offering subscription exercise form (a “Rights Exercise Form”) provided that Class 13a for Chemtura Corporation votes to accept the Plan. For a complete description of the Rights Offering see the accompanying Rights Offering Procedures.

Notwithstanding anything contained in the Plan to the contrary, if Class 13a for Chemtura Corporation votes to reject the Plan, under no circumstances shall you have any Rights (as defined in the Rights Offering Procedures) with respect to such shares of common stock or equivalent Interest, any Rights Exercise Form received by the Subscription Agent (as defined below) shall be null and void, and any payment received by the Subscription Agent will be refunded to you, without interest. The deadline for all holders of Claims and Interests to vote on the Plan is September 9, 2010 at 5:00 p.m. (Eastern Daylight Time) (the “Voting Deadline”). The Debtors will file the results of the voting and tabulation on the Plan as soon as reasonably practicable following the Voting Deadline. If you wish to know the results, you will have the opportunity to do so by visiting the Debtors’ restructuring website or obtaining copies of any pleadings filed in these chapter 11 cases for a fee via PACER, as described below.

If you would like to obtain a copy of the Disclosure Statement, the Plan or related documents, you should contact Kurtzman Carson Consultants LLC, the voting and claims agent retained by the Debtors in these chapter 11 cases (the “Voting and Claims Agent”), by: (a) calling the Debtors’ restructuring hotline at (866) 967-0261; (b) visiting the Debtors’ restructuring website at: www.kccllc.net/chemtura; (c) e-mailing the Debtors at kcc_chemtura@kccllc.com and/or (d) writing to Chemtura Balloting Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Ave., El Segundo, California 90245. You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: https://ecf.nysb.uscourts.gov.

Please use the attached Rights Exercise Form to make your election. In order to elect to participate in the Rights Offering, you must complete and return the attached Rights Exercise Form and pay or arrange for payment to Epiq Bankruptcy Solutions (the “Subscription Agent”) on or before the Rights Offering Deadline set forth above. Your Rights Exercise Form will be processed by the Subscription Agent in accordance with its established procedures. Please note that your election to exercise Rights will be binding upon you and irrevocable.

Questions. If you have any questions about this Rights Exercise Form or the Rights Offering Procedures described herein, please contact the Subscription Agent at (866) 734-9387.

To purchase New Common Stock pursuant to the Rights Offering:

1. The number of shares of common stock or equivalent Interest you hold is indicated in Item 1.

2. Complete the calculation in Item 2a.

3. Complete Item 2b, indicating the whole number of Initial Rights which you wish to exercise.

4. Complete Item 2c, indicating the whole number of Additional Rights which you wish to exercise, if any.

5. Read and Complete the certification in Item 3.

6. Return the Rights Exercise Form in the pre-addressed envelope to the Subscription Agent on or before the Rights Offering Deadline.

7. Pay or Arrange to Pay the Total Subscription Price in respect of the rights that you wish to exercise. Payment must be made only by wire transfer in U.S. dollars to the account listed below. Your payment of the Total Subscription Purchase Price must be received by the Subscription Agent on or before the Rights Offering Deadline. Your wire transfer must include the Rights Reference Number included below. Failure to include this Rights Reference Number could result in cancellation of your Subscription Rights.

Citizens Bank N.A.

1 Citizens Drive

Riverside, RI 02915

Routing Number: 036076150

Account Name: Epiq Bankruptcy Solutions, LLC as Subscription Agent for Chemtura Corporation

Account Number: 6230872106

Special Instructions: Include this number in your wire memo: [ID NUMBER]

Before exercising any Rights, Eligible Holders should read the Disclosure Statement, including the section entitled “Risks Related to the Debtors’ Businesses” and the New Chemtura Total Enterprise Value contained therein.

BINDING NATURE OF THE PLAN: IF THE PLAN IS CONFIRMED, THE PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND INTERESTS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW

THIS NOTICE IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE QUESTIONS WITH RESPECT TO YOUR RIGHTS UNDER THE PLAN

OR ABOUT ANYTHING STATED HEREIN OR IF YOU WOULD LIKE TO OBTAIN

ADDITIONAL INFORMATION, CONTACT THE SUBSCRIPTION AGENT AT THE

INFORMATION ABOVE.

New York, New York	/s/ M. Natasha Labovitz
Dated: , 2010	Richard M. Cieri
M. Natasha Labovitz
Craig A. Bruens
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022-4611
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900

Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CHEMTURA CORPORATION, et al.,[1]	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

RIGHTS EXERCISE FORM FOR REGISTERED HOLDERS

Please consult the Rights Offering Procedures for additional information with respect to this Rights Exercise Form.

RIGHTS OFFERING DEADLINE

The Deadline for Exercise of Rights

is 5:00 p.m. (EDT) on

[DATE], 2010 (the “Rights Offering Deadline”).

Please provide your email address and

fax number in Item 3 to ensure you receive any

notices regarding your Rights in a timely manner.

Item 1. Pro Rata Share. Your Pro Rata share is based on the number of shares of common stock or equivalent Interest in Chemtura Corporation that you hold.

                             [XX]

(Shares of common stock or equivalent Interest

you hold as of the Rights Offering Record Date)

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal taxpayer-identification number, are: Chemtura Corporation (3153); A&M Cleaning Products, LLC (4712); Aqua Clear Industries, LLC (1394); ASCK, Inc. (4489); ASEPSIS, Inc. (6270); BioLab Company Store, LLC (0131); BioLab Franchise Company, LLC (6709); Bio-Lab, Inc. (8754); BioLab Textile Additives, LLC (4348); Chemtura Canada Co./Cie (5047); CNK Chemical Realty Corporation (5340); Crompton Colors Incorporated (3341); Crompton Holding Corporation (3342); Crompton Monochem, Inc. (3574); GLCC Laurel, LLC (5687); Great Lakes Chemical Corporation (5035); Great Lakes Chemical Global, Inc. (4486); GT Seed Treatment, Inc. (5292); HomeCare Labs, Inc. (5038); ISCI, Inc. (7696); Kem Manufacturing Corporation (0603); Laurel Industries Holdings, Inc. (3635); Monochem, Inc. (5612); Naugatuck Treatment Company (2035); Recreational Water Products, Inc. (8754); Uniroyal Chemical Company Limited (Delaware) (9910); Weber City Road LLC (4381); and WRL of Indiana, Inc. (9136).

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Item 2. Rights. Pursuant to the Plan and the accompanying Rights Offering Procedures, each Eligible Holder is entitled to participate in the Rights Offering based upon its “Rights Participation Amount.” To subscribe, fill out Items 2a, 2b, and 2c below and read and complete Item 3 below.

2a. Initial Rights Amount. The maximum number of initial shares of New Common Stock for which you may subscribe is calculated as follows:

[XX]	×	0.03035976[2] =
(Amount from Item 1 Above)			(Maximum Number of Initial Rights - Round Down to Nearest Whole Number)

2b. Exercise Amount. By filling in the following blanks, you are indicating that you are electing to purchase the number of shares of New Common Stock specified below (specify a whole number of shares of New Common Stock not greater than the figure in Item 2a), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. To exercise your Initial Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

	×	$13.54 =	$______________________________
(Number of Initial Shares of New Common Stock You Elect to Purchase)

2c. Additional Rights Amount. Only if you have exercised the maximum number of Rights in 2b, by filling in the following blanks, you are indicating that you are interested in purchasing the number of additional shares of New Common Stock specified below (specify a whole number of shares of New Common Stock), at a Rights Exercise Price of $13.54 per share, on the terms of and subject to the conditions set forth in the Rights Offering Procedures. A total of 7.38 million shares of New Common Stock are available for purchase through the exercise of the Rights. There is no guarantee that any Additional Rights will be available for you to exercise. To exercise your Additional Rights, you must, along with return of this Rights Exercise Form, pay or arrange for payment to the Subscription Agent on or before the Rights Offering Deadline.

	×	$13.54 =	$______________________________
(Number of Additional Shares of New Common Stock You Elect to Purchase)

[2]	This factor has been calculated by dividing the number of shares of New Common Stock subject to the Rights Offering by the total of all Eligible Holders’ Rights Participation Amounts.

2

The Debtors may, in their sole discretion, treat any failure to timely pay for the exercise of Rights as a revocation and relinquishment of such Rights.

Item 3. Certifications. I certify that (i) I am the holder, or the authorized signatory of the holder, of shares of common stock or equivalent Interest, and (ii) I am, or such holder is, entitled to participate in the Rights Offering to the extent of my, or such holder’s, Rights Participation Amount indicated under Item 1 above.

Date:             , 2010

Name of Holder:_________________________________________________________

Social Security or Federal Tax I.D. No.:________________________________________

Signature:_____________________________________________________________

Name of Person Signing:_______________________________________________

(If other than holder)

Title (if corporation, partnership or LLC):_______________________________________

Facsimile Number:________________________________________________________

Email Address:________________________________________________________

Street Address:________________________________________________________

City, State, Zip Code:________________________________________________________

Telephone Number:________________________________________________________

To ensure receipt of the notice regarding the Rights you are eligible to purchase, please provide your fax number and email address.

PLEASE NOTE: NO EXERCISE OF RIGHTS WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED RIGHTS EXERCISE FORM IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. (EDT) ON [DATE], 2010.

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